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                                                                      Exhibit 22

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Eastern Environmental Services, Inc.:
         (i) on Form S-8 (Registration Statement No. 33-25155),
         (ii) on Form S-8 (Registration Statement No. 33-21251),
         (iii) on Form S-8 (Registration Statement No. 33-37374),
         (iv) on Form S-8 (Registration Statement No. 33-45250),
         (v) on Form S-3 (Registration Statement No. 333-00283),
         (vi) on Form S-8 (Registration Statement No. 333-28627),
         (vii) on Form S-3 (Registration Statement No. 333-32361),
         (viii) on Form S-3 (Registration Statement No. 333-47089),
         (ix) on Form S-4 (Registration Statement No. 333-37845), and
         (x) on Form S-8 (Registration Statement No. 333-48265)
         (xi) on Form S-3 (Registration Statement No. 333-49613)
         (xii) on Form S-3 (Registration Statement No. 333-56247)

of our report dated June 30, 1998, with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in this Report (Form 10-K) for the transition period from July 1, 1997 to December 31, 1997



                                             /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
June 30, 1998